UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 23, 2018

TEARLAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51030	59-343-4771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9980 Huennekens St., Ste 100

San Diego, CA 92121

(Address of principal executive offices, including zip code)

(858) 455-6006

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer; Appointment of Interim Chief Financial Officer

On February 23, 2018, Mr. Wes Brazell announced his intention to resign from his position as Chief Financial Officer of Tearlab Corporation (the “Company”), effective March 30, 2018. Mr. Brazell resigned in order to pursue another professional opportunity, and his resignation was not the result of any disagreement with the Company or the Company’s Board of Directors relating to the Company’s operations, policies or practices including its controls or financial related matters. On February 26, 2018, the Board of Directors of the Company appointed Michael Marquez, the Company’s current Senior Director of Finance, as interim Chief Financial Officer, effective March 30, 2018.

Mr. Marquez, 36, began his career with Price Waterhouse Coopers serving tax and audit clients in the insurance and manufacturing sectors. From 2008 through September 2015, he worked at Alcon Laboratories in progressively challenging finance positions including, commercial operations, strategic planning, and global financial planning and analysis. In September 2015, Mr. Marquez joined the Company as Director of Financial Planning and Analysis and has most recently served as the Company’s Senior Director of Finance. With his proven track record of driving value in financial management, depth of financial experience and in-depth understanding of ophthalmology, the Company believes that Mr. Marquez is ideally suited to serve in this role. Mr. Marquez is a Certified Public Accountant, holds a Bachelors of Business Administration degree in Accounting from The University of Texas at Austin and a Masters of Science degree in Accounting from the University of Texas at Arlington.

Mr. Marquez has no family relationships with any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company. There is no arrangement or understanding between Mr. Marquez or any other person pursuant to which Mr. Marquez was selected as an officer. Mr. Marquez has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities and Exchange Act of 1934, as amended, nor are any such transactions currently proposed.

Mr. Marquez will be paid an annual base salary of $190,000 and will be eligible for an annual discretionary bonus of 25% of his annual base salary. If Mr. Marquez’s employment is terminated by the Company at any time without cause (other than for death or disability) or Mr. Marquez resigns due to a material adverse change in the terms and conditions of his employment within six (6) months of a Change in Control, then subject to a cure period and his timely execution of a release of claims, Mr. Marquez will be entitled to receive: (i) a lump sum payment equal to his then-current annual base salary plus the average of the bonus paid to him in the two (2) years preceding the year of termination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEARLAB CORPORATION

By:	/s/ Wes Brazell
Wes Brazell
Chief Financial Officer

Date: February 27, 2018